As filed with the Securities and
            Exchange Commission on November 23, 1994

                                  Registration No. 33-___________
_________________________________________________________________


               __________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
               __________________________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
               __________________________________


                BROWNING-FERRIS INDUSTRIES, INC.
       (Exact name of issuer as specified in its charter)


            Delaware                         74-1673682
 (State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)          Identification No.)


                         757 N. Eldridge
                      Houston, Texas  77079
      (Address of principal executive offices and zip code)


          BFI EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN
                    (Full title of the plan)


         Gerald K. Burger, Vice President and Secretary
                Browning-Ferris Industries, Inc.
                         757 N. Eldridge
                      Houston, Texas  77079
             (Name and address of agent for service)

                         (713) 870-8100
  (Telephone number, including area code, of agent for service)





                          CALCULATION OF REGISTRATION FEE


                              Proposed     Proposed
Title of                      Maximum      Maximum
Securities     Amount         Offering     Aggregate Amount of
to be          to be          Price        Offering  Registration
Registered (1) Registered     Per Share(2) Price (2) Fee


Common Stock,  2,000,000 (4)  $26.13      $52,260,000 $18,021
$.16-2/3
par value(3)


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the BFI Employee Stock Ownership and Savings Plan (the "Plan").

(2) Estimated, solely for the purpose of calculating the registration fee, in accordance with Rules 457(c) and (h) under the Securities Act of 1933, on the basis of the average of the high and low sales prices reported by the New York Stock Exchange-Composite Tape for November 22, 1994.

(3)  Includes the preferred stock purchase rights associated with the Common
Stock.

(4) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.


                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents which have been filed with the Securities and Exchange Commission (the "Commission") (File No. 1-6805) are incorporated herein by reference and made a part hereof:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993.

     (2) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1993.

     (3) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1993 and June 30, 1993.

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3, filed with the Commission on January 12, 1994 (Registration No. 33-58790).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

Not applicable

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers the Registrant to, and the By-laws of the Registrant provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit or proceeding other than an action, suit or proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

The Registrant's By-laws provide, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Registrant and persons serving at the request of the Registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Registrant or such other business organizations.

The Registrant's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of fiduciary duty of care.

At the annual meeting of stockholders held on March 4, 1987, the Registrant's stockholders adopted a resolution authorizing the Registrant to enter into an Indemnity Agreement with each of the Registrant's directors and with certain officers of the Registrant designated by the Board of Directors or its Executive Committee. The Indemnity Agreement requires that the Registrant indemnify directors and designated officers who are parties thereto in all cases to the fullest extent permitted by applicable law.

Pursuant to a policy of directors' and officers' liability and corporation reimbursement insurance, the Registrant's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Registrant.

Pursuant to a number of agreements by which the Registrant acquired ownership of businesses, the former owners of those businesses individually agreed to indemnify each officer of the Registrant, each person who may be liable as a director of the Registrant or as a person who controls or shall have controlled the Registrant within the meaning of the Securities Act of 1933 (the "Act") against certain liabilities that such officers, directors or controlling persons might incur. Generally, such former owners have agreed to indemnify such officers, directors or controlling persons against any and all damages or liabilities to which such officers, directors or controlling persons may become subject under the Act, the Securities Exchange Act of 1934, state securities laws, the common law or otherwise, including legal and other expenses incurred in connection therewith, but only insofar as such liabilities arise out of or are based upon any untrue statement or omission or alleged omission based upon information furnished to the Registrant by or on behalf of such former owner for use in certain registration statements filed by the Company under the Act or upon failure of such former owner to provide such information.

Item 7.   Exemption From Registration Claimed.

Not Applicable.


Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Number                  Description

 4.1 Registrant's Restated Certificate ofIncorporation, dated October 7, 1991. Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the year ended September 30, 1993, File No. 1-6805, is hereby incorporated by reference.

 4.2                    Registrant's By-laws, as amended throughMarch 3, 1993.
                        Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the year ended September 30, 1993, File No. 1-6805, is hereby incorporated by reference.

 4.3 Rights Agreement, dated June 1, 1988, between the Registrant and Texas Commerce Bank National Association. Exhibit 3.3 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1988, File No. 1-6805, is hereby incorporated by reference.

 4.4 First Amendment, dated March 1, 1989, to Rights Agreement dated June 1, 1988, between the Registrant and Texas Commerce Bank National Association. Exhibit
                        10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, File No. 1-6805, is hereby incorporated by reference.

  4.5 Second Amendment, dated as of March 7, 1990, to Rights Agreement, dated June 1, 1988, between the Registrant and First Chicago Trust Company of New York as successor Rights Agent. Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1990, File No. 1- 6805, is hereby incorporated by reference.

 4.6 BFI Employee Stock Ownership and Savings Plan, as amended through December 1, 1986. Exhibit 10.10 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1986, File No. 1-6805, is hereby incorporated by reference.

 4.7 Fifth Amendment dated June 8, 1988 to the BFI Employee Stock Ownership and Savings Plan. Exhibit 10.16 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1988, File No. 1-6805, is hereby incorporated by reference.

 4.8 Sixth Amendment dated December 23, 1988 to the BFI Employee Stock Ownership and Savings Plan. Exhibit
                        10.4 of Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1988, File No. 1-6805, is hereby incorporated by reference.

 4.9 Seventh, Eighth and Ninth Amendments, dated as of May 31, 1989, June 7, 1989 and October 31, 1991, respectively, to the BFI Employee Stock Ownership and Savings Plan. Exhibit 10.20 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1991, File No. 1-6805, is hereby incorporated by reference.

  4.10 Tenth Amendment dated September 7, 1993, to the BFI Employee Stock Ownership and Savings Plan, Exhibit
                        10.22 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1993, File No. 1-6805, is hereby incorporated by reference.

 *4.11 BFI Employee Stock Ownership and Savings Plan Trust Agreement dated as of April 12, 1993.

 *4.12 First Amendment, dated June 1, 1994, to the BFI Employee Stock Ownership and Savings Plan Trust Agreement.

*5.1 Opinion of as to legality of the securities being registered.

 5.2 The Registrant hereby undertakes to submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

*23.1                   Consents of Arthur Andersen LLP.

*23.2 Consent of Counsel (included in the opinion filed as Exhibit 5.1 hereof).

 *24                    Powers of Attorney. (Included in signature page).


______________________
*Filed with this Registration Statement.


Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 23rd day of November, 1994.


                               BROWNING-FERRIS INDUSTRIES, INC.
                               ("Registrant")


                               By:  /s/ William D. Ruckelshaus
                               William D. Ruckelshaus
                               Chairman of the Board
                               and Chief Executive Officer



                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM D. RUCKELSHAUS, JEFFREY E. CURTISS, and RUFUS WALLINGFORD, and each of them, acting without the others, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to make any and all state securities law or blue sky filings, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                                    /s/ William D. Ruckelshaus

                               William D. Ruckelshaus
                               Chairman of the Board,
                               Chief Executive Officer
                               and Director


                                    /s/ Bruce E. Ranck

                               Bruce E. Ranck
                               President, Chief
                               Operating Officer
                               and Director

                                   /s/ Norman A. Myers

                               Norman A. Myers
                               Vice Chairman, Chief
                               Marketing Officer and
                               Director

                                  /s/ Jeffrey E. Curtiss

                               Jeffrey E. Curtiss
                               Senior Vice President and
                               Chief Financial Officer

                                   /s/ David R. Hopkins

                               David R. Hopkins
                               Vice President, Controller
                               and Chief Accounting Officer

                                  /s/ William T. Butler

                               William T. Butler, Director

                                  /s/ C. Jackson Grayson, Jr.

                               C. Jackson Grayson, Jr., Director

                                    /s/ Gerald Grinstein

                               Gerald Grinstein, Director

                                    /s/ Ulrich Otto

                               Ulrich Otto, Director

                                  /s/ Harry J. Phillips, Sr.

                               Harry J. Phillips, Sr., Director

                                 /s/ Joseph L. Roberts, Jr.

                               Joseph L. Roberts, Jr., Director

                                 /s/ Marc J. Shapiro

                               Marc J. Shapiro, Director

                                /s/ Robert M. Teeter

                               Robert M. Teeter, Director

                                 /s/ Marina v.N. Whitman

                               Marina v.N. Whitman, Director

                                  /s/ Louis A. Waters

                               Louis A. Waters, Director

                                  /s/ Peter S. Willmott

                               Peter S. Willmott, Director

Date: November 23, 1994



The Plan.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of November, 1994.

                               BFI EMPLOYEE STOCK OWNERSHIP
                               AND SAVINGS PLAN
                               (The "Plan")


                                   /s/ Gerald K. Burger

                               Gerald K. Burger*


                                   /S/ Jeffrey E. Curtiss

                               Jeffrey E. Crutiss*


                                   /s/ Henry L. Hirvela

                               Henry L. Hirvela*


                                   /s/ J. Gregory Muldoon

                               J. Gregory Muldoon*


                                   /s/ Susan J. Piller

                               Susan J. Piller*


                                   /s/ Bruce E. Ranck

                               Bruce E. Ranck*


                               *The Members of the Benefits
                                Administration Committee